MANNING ELLIOTT                         |   11th floor, 1050 West Pender Street,
                                        |          Vancouver, BC, Canada V6E 3S7
CHARTERED ACCOUNTANTS                   |  Phone: 604.714.3600 Fax: 604.714.3669
                                                         Web: manningelliott.com

                                                                      EXHIBIT 23


October  19,  2001

CONSENT OF INDEPENDENT AUDITOR


We hereby consent to use in this form 10-KSB of our report dated October 18, 2001 relating to the financial statements of BERT Logic Inc. for the year ended and period ended July 31, 2001 and 2000 respectively.

/s/  Manning  Elliot


CHARTERED  ACCOUNTANTS
Vancouver,  Canada
October 19,  2001


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